Exhibit 10.1

LOAN AGREEMENT

by and between

Cenntro Inc., a Nevada Corporation,
and

Zhongchai Holding (Hongkong) Limited, a
holding Company formed under the laws of the
Hong Kong Special Administrative Region

Dated: as of April 15, 2025

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”), dated as of April 15, 2025 (the “Note Issue Date”), is by and between and CENNTRO INC., a Nevada corporation with a principal office located at 501 Okerson Road Freehold, New Jersey (the “Borrower”), and  ZHONGCHAI HOLDING (HONG KONG) LIMITED, a holding company formed under the laws of the Hong Kong Special Administrative Region with a principal office located at 11-F, Building #12, Sunking Plaza, Gaojiao Road Hangzhou, Zhejiang People’s Republic of China 31112 (the “Lender”). The Lender and the Borrower are sometimes referred to herein individually as a “party” and, collectively, as the “parties”.

A.          The Borrower desires to borrow from the Lender and, the Lender, subject to the terms and conditions set forth herein, is prepared to lend to the Borrower the sum of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) (the “Loan”), to increase the Borrower’s working capital (the "Loan Purpose");

B.            The Lender has agreed to make the Loan to the Borrower and the Borrower has agreed to accept the Loan; and

C.            The parties wish by this Agreement establish the terms and conditions applicable to the Loan.

TERMS OF AGREEMENT

In consideration of the facts recited above and the mutual promises detailed below, the parties to this Agreement agree as follows:

1.            THE LOAN

1.1          Loan Documents.

The Lender agrees to provide the Loan to the Borrower which shall be evidenced by a note in the form attached hereto as Exhibit A (the “Note”) dated this date providing for the payment of principal, together with interest thereon at the rate set forth therein, in such installments, at such times, and according to such further terms as set forth in the Note. The Loan shall be made on the terms and conditions set forth herein and in the Note. In the event of a conflict between the terms and conditions set forth in this Agreement and the terms and conditions set forth in the Note, the terms of the Note shall control.

1.2          Disbursement of the Loan; Increased Costs.

The proceeds of the Loan shall be fully disbursed to the Borrower no later than five (5) business days after the execution of this Agreement. If any future law, regulation, or guideline or the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, imposes, modifies, deems applicable or results in the application of any capital maintenance, capital ratio or similar requirement against loan commitments made by the Lender (or participations therein) or the Lender, in anticipation of the effectiveness of any capital maintenance, capital ratio or similar requirement, takes reasonable action to enable itself to comply therewith, and the result thereof is to impose upon the Lender or increase any capital requirement applicable as a result of the making or maintenance of the commitment or participations therein (which imposition of or increase in capital requirements may be determined by the Lender's reasonable allocation of the aggregate of such capital impositions or increases) then, within ten (10) days of written demand by the Lender, which demand shall provide, in reasonable detail, the basis for an additional commitment fee prepared in good faith, the Borrower shall immediately pay to the Lender from time to time as specified by the Lender an additional commitment fee that shall be sufficient to compensate the Lender for such impositions of or increase in capital requirements, together with interest on each such amount from the date demanded until payment in full thereof at the otherwise applicable rate hereunder.  The Lender confirms that, as of the date hereof, to the best of its knowledge, there is no law, regulation, or guideline or the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, that imposes, modifies, is deemed applicable or results in the application of any capital maintenance, capital ratio or similar requirement against loan commitments made by the Lender (or participations therein) or the Lender, necessitating any such capital maintenance, capital ratio or similar requirement.

1.3          Use of Proceeds.

The Borrower shall use the proceeds of the Loan for the Loan Purpose.

2.            REPRESENTATIONS AND WARRANTIES OF BORROWER

The Borrower represents and warrants to the Lender (which representations and warranties shall survive until the Loan has been paid in full) as follows:

2.1          Capacity.

The Borrower is a company duly formed, validly existing and in good standing under the laws of the State of Nevada. The Borrower possesses all corporate powers and all other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a material adverse effect on the Borrower.

2.2          Authority.

The execution, delivery and performance by the Borrower of this Agreement and the Note are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene: (i) the Borrower’s articles of incorporation or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

2.3          No Consent Required.

No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Note which has not been duly made or obtained, except those: (i) required in the ordinary course to comply with ongoing covenant obligations of the Borrower hereunder the performance of which is not yet due and (ii) that will, in the ordinary course of business in accordance with this Agreement, be duly made or obtained on or prior to the time or times the performance of such obligations shall be due.

2.4          Execution, Delivery and Performance.

This Agreement and the Note constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally or by general principles of equity.

2.5          No Legal Proceedings.

As of the date hereof, there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or involving the Borrower in any court, or before any arbitrator of any kind, or before or by any governmental body, which in the reasonable judgment of the Borrower (taking into account the exhaustion of all appeals) would have a material adverse effect on the financial condition of the Borrower or which purports to affect the legality, validity, binding effect or enforceability of this Agreement or the Note.

2.6          Taxes.

The Borrower has duly filed all tax returns required to be filed, and duly paid and discharged all taxes, assessments and governmental charges upon it or against its properties now due and payable, the failure to file or pay which, as applicable, would have a material adverse effect on the Borrower, unless and to the extent only that the same are being contested in good faith and by appropriate proceedings by the Borrower.

2.7          Disclosure.

The Borrower is not aware of any facts or circumstances which have not been disclosed in this Agreement or in the documents referred to in, or furnished to the Lender pursuant to, this Agreement which should be disclosed to Lender in order to make any of the representations in this Section 2 not materially misleading.

3.            COVENANTS OF BORROWER

The covenants of and restrictions imposed on the Borrower pursuant to this Section 3 shall continue in full force and effect until such time as the entire principal balance of the Note and all accrued interest has been paid in accordance with its terms.

3.1          Preservation of Corporate Existence, Compliance With Laws, Etc.

The Borrower shall preserve and maintain its corporate existence, rights (charter and statutory) and material franchises and shall comply in all material respects, with all applicable laws, rules, regulations and orders (including all environmental laws and laws requiring payment of all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent contested in good faith by appropriate proceedings) the failure to comply with which would have a material adverse effect on the Borrower.

3.2          Books and Records; Financial Statements.

(a) The Borrower shall keep, and cause each of its subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each subsidiary in accordance with generally accepted accounting principles either (i) consistently applied or (ii) applied in a changed manner that does not, under generally accepted accounting principles ("GAAP"), or public reporting requirements applicable to the Borrower, either require disclosure in the consolidated financial statements of the Borrower and its consolidated subsidiaries or require the consent of the accountants which report on such financial statements for the fiscal year in which such change shall have occurred, or (iii) applied in a changed manner not covered by clause (ii) above, provided such change shall have been disclosed to the Lender and shall have been consented to by the accountants which report on the consolidated financial statements of the Borrower and its consolidated subsidiaries for the fiscal year in which such change shall have occurred.

(b) All financial statements furnished to the Lender are true, correct and complete in all material respects and reflect all material direct and contingent liabilities of every kind required to be provided for on a balance sheet prepared in accordance with GAAP, and fairly present the financial position and results of operations of the Borrower on the dates and for the periods then ended, in accordance with GAAP, consistently applied throughout the periods involved.

3.3          Other Negative Covenants.

The Borrower will not, unless the Lender shall otherwise consent in writing:

3.3.1          Liens, Etc.

(a) Create, assume or suffer to exist, or permit any subsidiary to create, assume or suffer to exist, any liens upon or with respect to any of the equity interests in any subsidiary, whether now owned or hereafter acquired in connection with securing the payment of the Loan, or

(b) Create or assume, or permit any subsidiary to create or assume, any liens or security interest upon or with respect to any other assets material to the consolidated operations of the Borrower and its consolidated subsidiaries taken as a whole in connection with securing the payment of the Loan.

3.3.2          Sale, Etc. Of Assets.

Sell, lease or otherwise transfer, or permit any subsidiary to sell, lease or otherwise transfer, assets constituting all or substantially all of the assets of the Borrower or any subsidiary of the Borrower in connection with securing the payment of the Loan.

4.            EVENTS OF DEFAULT

4.1          Events of Default.

The following events shall be deemed to be “Events of Default” and each an “Event of Default” under this Agreement and the Note:

4.1.1     the Borrower shall fail to pay any principal of the Note ten (10) business days after the same shall be due, or any interest on the Note or any other amount payable hereunder within ten (10) business days after the same shall be due;

4.1.2 the Borrower or any subsidiary of the Borrower shall commence, or there shall be commenced against the Borrower or any subsidiary of the Borrower under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Borrower or any subsidiary of the Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any subsidiary of the Borrower or there is commenced against the Borrower or any subsidiary of the Borrower any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty-one (61) days; or the Borrower or any subsidiary of the Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any subsidiary of the Borrower suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty-one (61) days; or the Borrower or any subsidiary of the Borrower makes a general assignment for the benefit of creditors; or the Borrower or any subsidiary of the Borrower shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower or any subsidiary of the Borrower shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Borrower or any subsidiary of the Borrower shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Borrower or any subsidiary of the Borrower for the purpose of effecting any of the foregoing;

4.1.3     Any representation or warranty made or deemed made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

4.1.4     The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Lender.

4.2          Effect of Event of Default; Conversion of Default Sum.

4.2.1 During the time that any portion of this Loan is outstanding, if any Event of Default has occurred and is continuing, the Lender may, by notice to the Borrower:

(a)  declare the Note, all interest and all other amounts payable under this Agreement to be forthwith due and payable (the “Default Sum”), whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; and

(b) at the option of the Lender, demand the “parity value” of the Default Sum to be prepaid, where parity value means the highest number of shares of Borrower’s common stock, par value $0.0001 per share (the “Common Stock”) issuable upon conversion of or otherwise pursuant to such Default Sum, treating the Trading Day immediately preceding the date of the Event of Default date as the “Default Conversion Date”, at a conversion price equal to the closing bid price on the Trading Market (the “Trading Price”) as reported by a reliable reporting service (“Reporting Service”) designated by the Lender (the “Conversion Price”) or, if the Trading Market is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of the Note being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Note. For the purposes of this 4.2.1.(b) “Trading Market” shall mean the OTC Pink, OTCQB, OTCQX, any tier of the Nasdaq Stock Market, New York Stock Exchange, NYSE American, or applicable trading market for the Common Stock (the “Trading Market”), and “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the Trading Market or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The Borrower shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. In the event of any dispute or discrepancy, the records of the Lender shall be controlling and determinative in the absence of manifest error.

4.2.2 The Lender shall have the right at any time after such Event of Default, to require the Borrower to issue, in lieu of the Default Sum, such number of shares of Common Stock of the Borrower equal to the Default Sum divided by the Conversion Price then in effect (the “Converted Shares”), subject to the terms of this Agreement (a “Default Conversion”). The right of the Lender to such Default Conversion shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action, subject to adjustment herein.

4.2.3 At any time after the Default Conversion Date, (i) if, in the case that the Borrower’s Common Stock is not deliverable by DWAC, (ii) if the Borrower ceases to be a reporting company pursuant or subject to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) if the Borrower loses access to a Trading Market for its Common Stock, (iv) if the Borrower fails to maintain its status as “DTC Eligible” for any reason, (v) if the Conversion Price is less than one cent ($0.01), (vi) if the Note cannot be converted into free trading shares on or after six months from the Default Conversion Date, (vii) if the Borrower fails to maintain the listing of the Common Stock on at least one of the OTC Markets or an equivalent replacement exchange, (viii) if the Borrower fails to comply with the reporting requirements of the Exchange Act, or the reporting requirements necessary to satisfy the availability of Rule 144 to the Lender or its assigns, or (ix) if the Lender is notified in writing by the Borrower or the Borrower’s  transfer agent that the Borrower does not have the necessary amount of authorized and issuable shares of Common Stock available to satisfy the issuance of Converted Shares pursuant to a Default Conversion, then the Lender shall be entitled to a penalty, at its option and sole discretion, to increase the principal amount of the Loan by Five Thousand and No/100 United States Dollars ($5,000) per each occurrence described above (under the Lender’s and Borrower’s expectation that any principal amount increase will tack back to the Default Conversion Date). Under no circumstances shall the principal amount exceed an additional Twenty-Five Thousand and No/100 United States Dollars ($25,000).

5.            MISCELLANEOUS

5.1.          Amendments.

An amendment or waiver of any provision of this Agreement or the Note, or a consent to any departure by the Borrower therefrom, shall be effective against the Lender and the holder of the Note if, but only if, it shall be in writing and signed by the Lender, and then such a waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.2.          Notices.

All notices or communications hereunder shall be in writing, addressed to the parties’ addresses at the beginning of this Agreement. Any such notice or communication may be: (i) delivered by hand to a party, and such notice will be effective on delivery; (ii) sent by overnight courier for next day delivery, and such notice will be effective on the first business day after the date of deposit with the courier; or (iii) sent certified or registered mail, return receipt requested, postage prepaid, and such notice shall be effective on the third business day after the actual date of mailing, in each case addressed to the party at the address set forth on the signature page hereto, or to such other address as the party may designate in a notice duly delivered as described above. Either party may hereafter designate to the other in writing a change in the address to which notices are to be sent.

5.3          No Waiver; Remedies.

No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under the Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

5.4          Binding Effect.

This Agreement and the Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

5.5          Assignment.

The Lender may assign to any person all or any portion of its rights and obligations under this Agreement.

5.6          Consent to Jurisdiction.

The Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York County and any appellate court from any thereof in any action or proceeding by the Lender or the holder of the Note in respect of, but only in respect of, any claims or causes of action arising out of or relating to this Agreement or the Note. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any aforementioned court.

5.7          Governing Law.

This Agreement and the Note shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws provisions therein.

5.8          Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by a duly authorized officer as of the date set forth above.

LENDER:	BORROWER:

ZHONGCHAI HOLDING (HONG KONG)	CENNTRO INC.
LIMITED
By:	/s/ Peter Zuguang Wang	By:	/s/ Ming He
Name:	Peter Zuguang Wang	Name:	Ming He
Title:	Director	Title:	Treasurer

Address for Notice:
Zhongchai Holding (Hong Kong) Limited
11-F, Building #12, Sunking Plaza,
Gaojiao Road Hangzhou, Zhejiang
People’s Republic of China, 31112
Email: raymondw@gtec-tech.com;
nancyw@gtec-tech.com
Attention: Raymond Wang;
Nancy Wang
Address for Notice: Cenntro Inc. 501 Okerson Road Freehold, NJ 07728 Email: edwardye@cenntroauto.com Attention: Edward Ye, CFO

With a copy to (which shall not constitute notice):
Hunter Taubman Fischer & Li LLC
800 Third Avenue Suite 2800
New York, NY 10022
Email: yli@htflawyers.com;
gdesampigny@htflawyers.com
Attention: Ying Li, Esq.; Guillaume
de Sampigny, Esq.
With a copy to (which shall not constitute notice): Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Fl. New York, NY 10017 Email: yly@orllp.legal Attention: Yarona Yieh, Esq.

EXHIBIT A

The Note